UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 314-9761

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, the Board of Directors of First Advantage Corporation (the “Company”) appointed Steven Marks as Chief Accounting Officer, effective February 28, 2022. In connection with his appointment, Mr. Marks will serve as the Company’s principal accounting officer.

Mr. Marks, 35, prior to his appointment, served as Senior Vice President, Accounting and Controller of the Company since April 2018. Prior to this role, Mr. Marks served the Company in various accounting leadership functions since April 2016. Before joining the Company, Mr. Marks held accounting and financial reporting roles at Serta Simmons Bedding, LLC. Mr. Marks began his career in public accounting at PricewaterhouseCoopers. Mr. Marks holds a B.S. in Accounting and a Master of Accounting from the University of Florida. Mr. Marks is a licensed CPA in Georgia.

In connection with his promotion, the annual salary of Mr. Marks was increased to $310,000. Mr. Marks may also receive an annual cash bonus of up to 40% of his base salary and is expected to receive $150,000 of equity awards.

Mr. Marks has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Marks that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	March 4, 2022	By:	/s/ David L. Gamsey
David L. Gamsey Executive Vice President & Chief Financial Officer